ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K

                  10.31 METROBANCORP DIRECTORS' RETIREMENT PLAN

                                    SECTION 1
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                                  Introduction
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         1.1 Establishment of the Plan. The MetroBanCorp Directors' Retirement
         Plan (the "Plan") is established by MetroBanCorp, an Indiana corporation and registered bank holding company (the "Company"), to provide retirement benefits for members of the Board of Directors of the Company (the "Board"). The Company intends the Plan to be an unfunded, non-qualified plan of deferred compensation maintained primarily to provide retirement income for its eligible directors for income tax purposes under the Internal Revenue Code of 1986, as amended.

         1.2 Purposes of the Plan. The purposes of the Plan are to further the growth and financial success of the Company and its subsidiary, MetroBank, by providing flexibility to the Company in attracting and retaining the services of outside directors who make significant contributions to its success and the success of MetroBank.

         1.3 Effective Date. The "Effective Date" of the Plan is January 1, 2001. However, no person will be entitled to receive any benefits hereunder until the Plan has been approved by the holders of at least a majority of the outstanding stock fo the Company at a meeting at which approval is considered.

                                    SECTION 2
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                                  Participation
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         2.1 Eligibility and Plan Entry Date. Each director of the Company who is not also an employee of the Company (a "Non-Employee Director") will become a participant in the Plan on the later of the Effective Date (if he is then a Non-Employee Director) or the fifth anniversary of the date on which such Non-Employee Director was first appointed or elected to the Board. Non -Employee Directors of the Company's wholly-owned banking subsidiary, MetroBank and any other affiliate of the Company are not eligible to participate in the Plan.

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         2.2 Employee Directors. Any director of the Company who is an employee of the Company or any of its subsidiaries and who subsequently becomes a Non-Employee Director will not be eligible to become a participant in the Plan if such director is receiving or is entitled to receive any form of retirement benefit from an employee benefit plan sponsored the Company or any of its subsidiaries.

                                    SECTION 3
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                               Amount of Benefits
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         3.1 Retirement Benefit. A participant who retires as a Non-Employee
         Director will be entitled to receive an annual retirement benefit in an amount equal to the annual rate of his Retainer Pay (which excludes any payments for attending meetings of the Board or any committee thereof) as a Non-Employee Director in effect as of the day immediately preceding the date on which he retires from the Board. Such benefit will be paid at the times and in the form provided in Section 4.1.

         3.2 Pre-Retirement Death Benefit. If a participant dies either (i) while serving as a Non-Employee Director or (ii) after his retirement date but prior to the date his benefits are scheduled to commence under
         Section 4.1, his beneficiary will be entitled to receive a single lump sum benefit in an amount equal to the annual rate of his Retainer Pay in effect as of the day immediately preceding the date of his death. Such benefits shall be the sole benefit payable under the Plan.

         3.3 Retirement and Retirement Date. For purposes of the Plan, a participant's "retirement" as a Non-Employee Director means the termination of his service as a Non-Employee Director for any reason (other than death or Permanent and Total Disability) either (i) on or after his attainment of age 75, or (ii) on such earlier date as may be designated by the Nominating Committee of the Board. A participant's "retirement date" means the date as of which his retirement becomes effective.

         3.4 Disability Benefit. A participant who becomes Totally and Permanently Disabled will be entitled to receive an annual disability retirement benefit in an amount equal to the annual rate of his Retainer Pay as a Non-Employee Director in effect as of the day immediately preceding the date on which he becomes Totally and Permanently Disabled. For purposes of the Plan, a Non-Employee Director will be considered to be Totally and Permanently Disabled if he is unable, due to a medical or physical condition certified by a physician licensed to practice medicine in Indiana selected by the Board, to carry out his duties and responsibilities as a member of the Board. Notwithstanding the foregoing, a disability will not qualify under the Plan if it is the result, as determined by the Company, of (i) an intentionally self-inflicted or sickness, or (ii) an injury, illness or disease contracted, suffered or incurred while participating in a criminal offense.

         3.5 Forfeiture of Benefits on Resignation or Removal for Cause. A participant's entire benefit under the Plan will be forfeited if he is removed from membership on the

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         Board for Cause or he resigns from the Board in anticipation of being removed for Cause. For purposed of the Plan, Cause means (i) the willful and continued failure of a participant to perform his duties as a Non-Employee Director, (ii) any action by a Non-Employee Director in the course of his duties which involves willful misfeasance or gross negligence, (iii) the requirement of or direction by a federal or state regulatory agency which has jurisdiction over the Company or MetroBank that the Non-Employee Director resign or be removed from the Board, or (iv) the connection of the participant in the commission of any criminal offense which involves dishonesty or breach of trust.

                                    SECTION 4
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                               Payment of Benefits
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         4.1 Payment of Retirement Benefits. A participant's retirement benefit under Subsection 3.1 or his disability benefits under Subsection 3.4 will be paid in annual installments beginning on the first day of the calendar year coincident with or next following the participant's retirement date or, in the case of his disability, the date in which he becomes Totally and Permanently Disabled (the "Benefit Commencement Date") or as soon as administratively practicable thereafter. The payment of such benefit will terminate on the earliest to occur of the following: (i) the date of the participant's death, (ii) the day immediately preceding the tenth anniversary of the participant's Benefit Commencement Date, and (iii) the last day of a period of consecutive calendar years (beginning on his Benefit Commencement Date) which equals the number of full calendar years throughout which the participant was a Non-Employee Director.

         4.2 Payment of Death Benefit. Payment of the death benefit under Subsection 3.2 will be made in a single lump sum as soon as administratively practicable following the participant's death.

         4.3 Facility of Payment. All amounts payable under the Plan to a participant or beneficiary under a legal disability or who, in the judgment of the Company, is unable to properly manage his financial affairs may be paid to such participant's or beneficiary's legal representative, or may be applied for the benefit of such participant or beneficiary in any manner selected by the Company.

         4.4 Funding of Benefits. Benefits payable under the Plan to any person will be paid by the Company from its general assets. Neither the Company nor MetroBank will be required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under the Plan. The Company and/or MetroBank may, however, in their sole discretion, set funds aside in investments to meet any anticipated obligations under the Plan. Any such action or set-aside will not be deemed to create a trust of any kind between the Company or MetroBank and any participate or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will

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         have no rights greater than the rights of any other unsecured general creditor of the Company or MetroBank.

         4.5 Forfeiture of Benefits. No benefits hereunder will be paid to a participant during any period in which the participant is not available for consultation with the Board or officers of the Company (except by reason of illness or disability) or for any period in which the participant is employed by or consults with any individual or company which directly or indirectly competes with the Company or any of its affiliates. Benefit payments which are not made due to the preceding sentence will be forfeited.

         4.6 Claims Procedures.

         (a) Any participant or beneficiary under the Plan may file a written claim for a Plan benefit with the Company or with a person named by the Company to receive claims under the Plan.

         (b) In the event of a denial or limitation of any benefit or payment due to or requested by any participant or beneficiary under the Plan ("Claimant"), the Claimant will be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification will contain specific reference to the pertinent Plan provisions on which the denial or limitation of his benefit is based. In addition, it will contain a description of any other material or information necessary for the Claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification will further provide appropriate information as to the steps to be taken if the Claimant wishes to submit his claim for review. This written notification will be given to a Claimant within ninety (90) days after receipt of his claim by the Company unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension will be furnished to the Claimant prior to the termination of said ninety (90) day period, and such notice will include a statement of the special circumstances which make the postponement appropriate.

         (c) In the event of a denial or limitation of his benefit, the Claimant or his duly authorized representative will be permitted to review pertinent documents and to submit to the Company issues and comments in writing. In addition, the Claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Company; provided, however, that such written request must be received by the Company (or its delegate to receive such requests) within sixty (60) days after receipt by the Claimant of written notification of the denial or limitation of the claim. The sixty
              (60) day requirement may be waived by the Company in appropriate cases.

         (d) A decision will be rendered by the Company within sixty (60) days after the receipt of the request for review, provided that where special circumstances

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              require an extension of time for processing the decision, it may be postponed on written notice to the Claimant (prior to the expiration of the initial sixty (60) day period) for an additional sixty (60) days after the receipt of such request for review. Any decision by the Company will be furnished to the Claimant in writing and will include the specific reasons for the decision and the specific Plan provisions on which the decision is based.

         (e) No Participant or beneficiary will have the right to seek judicial review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to filing a claim for benefits and exhausting his rights to review under this Subsection 4.6.

         4.7 Withholding Requirements. The Company has the power and right to withhold, or cause to be withheld, amounts sufficient to satisfy all federal, state and local taxes required to be withheld with respect to the payment of benefits hereunder.

                                    SECTION 5
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                                  Miscellaneous
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         5.1 Action by Company. Any action required or permitted to be taken by the Company under the Plan will be by resolution of the Board, by resolution of a duly authorized committee of the Board, or by a person or persons authorized by resolution of the Board or such committee.

         5.2 Administration.

         (a) The Plan will be administered by the Company. Any decision by the Company hereunder or with respect hereto will be final, binding, and conclusive on all participants and all other persons.

         (b) The Company has all powers necessary to administer the Plan, including the power to construe and interpret the Plan documents; to decide all questions relating to an individual's eligibility to participate in the Plan; to determine the amount, manner and timing of any payment of benefits under the Plan; to resolve any claim for benefits in accordance with Subsection 4.6 and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Company's responsibilities under the Plan. Any construction, interpretation or application of the Plan by the Company will be final, conclusive and binding. All actions by the Company will be taken pursuant to uniform standards applied to all persons similarly situated.

         (c) The Company will be responsible for maintaining sufficient records to determine each participant's eligibility to participate in the Plan and for purposes of determining the amount of benefit that may be paid to a participant.

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         (d)  The Company may adopt such rules as it deems necessary, desirable or appropriate in the administration of the Plan. All rules and decisions of the Company will be applied uniformly and consistently to all participants in similar circumstances. When making a determination or calculation, the Company will be entitled to rely upon information furnished by a participant or beneficiary or the legal counsel of the Company.

         (e) The Company may require a participant or beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Company may rely upon all such information so furnished to it, including the participant's or beneficiary's current mailing address.

         (f) The Company may authorize one or more officers of the Company to perform administrative responsibilities on its behalf under the Plan. Any such duly authorized officer will have all powers necessary to carry out the administrative duties delegated by the Company.

         5.3 Interested Participant. A participant may not vote on, decide or determine any matter or question solely concerning distribution of benefits to him (or his rights thereto) under the Plan, if such decision is to be made by the Company, the Board or a committee thereof.

         5.4 Beneficiary. Each participant from time to time, by signing a form furnished by the Company for such purpose, may designate any person or persons (who may be designated contingently or successively) to whom payment of his death benefit under Subsection 3.2 is to be made if he dies prior to his Benefit Commencement Date. A beneficiary designation form will be effective only when the form is fully completed, dated, signed by the participant and filed with the Company while the participant is alive and will cancel all beneficiary designation forms previously filed with the Company. If a deceased participant failed to designate a beneficiary as provided above, or if the designated beneficiary dies before the participant, the participant's benefits will be paid to the participant's estate. The term "beneficiary" as used in the Plan means the natural or legal person to who a deceased participant's benefits are payable under this Subsection 5.4. The Company may determine the identity of the distributees, and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate or other paper believed by it to be genuine, and upon any evidence believed by it to be sufficient.

         5.5 Gender and Number. Where the context admits, words in the masculine gender will include the feminine and neuter genders, the singular includes the plural, and the plural includes the singular.

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         5.6 Controlling Law. Except to the extent superseded by laws of the
         United States, the laws of Indiana, without regard to the choice of law principles thereof, will be controlling in all matters relating to the Plan.

         5.7 Interest Not Transferable. No benefit accrued or payable under the Plan can be sold, transferred, assigned, margined, encumbered, bequeathed, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or the laws of dissent and distribution. In addition, no benefit accrued or payable hereunder can be subject to execution, attachment or similar process. Any attempted or purported transfer of benefits incontrovention of this Subsection 5.7 will be null and void ab initio and of no force or effect whatsoever.

         5.8 Successors. All obligations of the Company under the Plan will be binding on any successor to the Company, whether or not such successor is the result of a Change in Control of the Company. The Company will not recommend, facilitate, agree or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of the Plan insofar as it pertains to benefits accrued thereunder through the date of the Change in Control and agrees to assume and perform the obligations of the Company hereunder. For purposes of the Plan, "Change in Control" will have the same meaning as such term under the 1994 Directors' Stock Option Plan of MetroBanCorp.

         5.9 No Enlargement of Director Rights. No participant will acquire any right to be retained as a Non-Employee Director by virtue of the Plan, nor, upon the termination of his status as a Non-Employee Director or upon his retirement, will he have any right or interest in or to the Company's assets other than as specifically provided herein.

                                    SECTION 6
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                            Amendment and Termination
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         While the Company expects and intends to continue the Plan, it reserves the right to amend the Plan from time to time or to terminate the Plan at any time, provided that in no event will any (i) participant's benefits accrued to the date of such amendment or termination be modified or reduced by such action, or (ii) any amendment be made to the Plan without the approval of the Company's shareholders, which would cause any participant's benefit hereunder to be increased.








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